Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Prudential Investment Portfolios 8
(formerly Dryden Index Series Fund):

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York
November 19, 2010